UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                January 29, 2004

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
--------------------------------------------------------------------------------
     (State or other          (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530)                898-0300


Item 7(c): Exhibits
-------------------

        99.1     Press release dated January 29, 2004

Item 12:  Results of Operations and Financial Condition
-------------------------------------------------------

On January 29, 2004 TriCo Bancshares announced their annual and quarterly earnings for the periods ended December 31, 2003. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   TRICO BANCSHARES

Date:  January 29, 2004       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Vice President and
                                   Chief Financial Officer (Principal
                                   Financial and Accounting Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated January 29, 2004

PRESS RELEASE                             Contact:   Thomas J. Reddish
                                                     Senior Vice President & CFO
For Immediate Release                                (530) 898-0300

         TRICO BANCSHARES ANNOUNCES RECORD ANNUAL AND QUARTERLY EARNINGS
                     FOR THE PERIODS ENDED DECEMBER 31, 2003
         ---------------------------------------------------------------

     Chico, CA - January 29, 2004. TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced record annual earnings of $16,888,000 for the year ended December 31, 2003. This represents a 20.0% increase when compared with earnings of $14,069,000 for the year ended December 31, 2002. Diluted earnings per share for the year ended December 31, 2003 increased 9.1% to $2.14 from $1.96 for the year ended December 31, 2002. Total assets of the Company increased $324 million (28.3%) to $1.469 billion at December 31, 2003 versus $1.145 billion at December 31, 2002. Total deposits of the Company increased $232 million (23.0%) to $1.237 billion at December 31, 2003 versus $1.005 billion at December 31, 2002.
     Included in the results for the year ended December 31, 2003 was the effect of the Company's acquisition of North State National Bank on April 4, 2003. On April 4, 2003, North State National Bank had assets of $140 million, loans totaling $77 million, and deposits totaling $126 million. The Company issued $13,090,057 in cash, 723,512 shares of TriCo common stock, and options to purchase 79,587 TriCo common shares at an average exercise price of $6.22 per share in exchange for all of the 1,234,375 common shares and options to purchase 79,937 common shares of North State National Bank outstanding as of April 4, 2003.
     Net income for the quarter ended December 31, 2003 increased 25.0% to $4,683,000 from $3,748,000 in the quarter ended December 31, 2002. Diluted earnings per share increased 11.5% to $0.58 in the quarter ended December 31, 2003 from $0.52 in the quarter ended December 31, 2002.
     Richard Smith, President and Chief Executive Officer commented, "We are very pleased with the performance of our company in the quarter and year ended December 31, 2003. We were able to increase quarterly and annual earnings per share by 11.5% and 9.1%, respectively. In addition, we achieved these results while opening branches in the Sacramento suburbs of Roseville and Folsom. These new branches brought the total number of our branches to 45, and along with significant growth at our existing branches, allowed us to internally grow loans by over 31 percent during the year. Not only did we achieve significant growth in earnings, assets and deposits, but we maintained a strong net interest margin and dramatically improved our asset quality."
     The increase in earnings for the quarter ended December 31, 2003 over the year-ago quarter was due to a $4,147,000 (31.9%) increase in net interest income to $17,130,000, which was partially offset by a $245,000 (4.0%) decrease in noninterest income to $5,753,000, and a $1,986,000 (15.9%) increase in noninterest expense to $14,459,000. The increase in net interest income was due to the loan growth noted above, and an increase in fully tax-equivalent net interest margin to 5.41% during the quarter ended December 31, 2003 versus 5.25% in the year-ago quarter. The $245,000 decrease in noninterest income was mainly due to a $607,000 (44%) decrease in gain on sale of loans to $780,000 that was partially offset by increases in service charge and fee revenue. The decrease in gain on sale of loans was due to the slowdown in the residential mortgage refinance market during the second half of 2003. The increase in noninterest expense was mainly due to the addition of a de-novo branch in Roseville, a de-novo branch in Folsom, and a branch in Chico through the North State acquisition, regular salary increases, and incentive compensation related to the loan and deposit growth noted above.

     Mr. Smith continued, "We will continue to differentiate ourselves from the competition by offering high levels of service and convenience to our markets with more branch locations, and extended weekday, weekend and holiday hours. We currently anticipate that we will continue to grow within the Central Valley of California as we maximize revenue growth and new customer opportunities within this region. As always, we remain focused on shareholder value which we measure primarily through earnings per share and growth in earnings per share."
     As previously announced on July 31, 2003, the Company adopted a stock repurchase plan for the repurchase of up to 250,000 shares of the Company's common stock from time to time as market conditions allow. The 250,000 shares authorized for repurchase under this plan represented approximately 3.2% of the Company's approximately 7,852,000 common shares outstanding as of July 31, 2003. This plan has no stated expiration date for the repurchases. As of December 31, 2003, the Company repurchased 27,500 common shares under this plan, of which 19,400 were repurchased during the quarter ended December 31, 2003.
     In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.
     TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 28-year history in the banking industry. Tri Counties Bank operates 33 traditional branch locations and 12 in-store branch locations in 21 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 56 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.



                 63 Constitution Drive, Chico, California 95973

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

                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                      (Dollars in thousands, except per share data)
                                                                          Three months ended
                                              -----------------------------------------------------------------------------
                                               December 31,   September 30,     June 30,       March 31,     December 31,
                                                   2003            2003           2003            2003           2002
                                              -----------------------------------------------------------------------------
Statement of Income Data
      Interest income                                $ 20,354       $ 19,105        $ 18,161       $ 16,349       $ 16,228
      Interest expense                                  3,224          3,305           3,445          3,115          3,245
      Net interest income                              17,130         15,800          14,716         13,234         12,983
      Provision for loan losses                           800            150             150            150            800
      Noninterest income:
         Service charges and fees                       3,939          3,117           3,985          3,500          3,651
         Other income                                   1,814          2,089           2,569          1,896          2,347
      Total noninterest income                          5,753          5,206           6,554          5,396          5,998
      Noninterest expense:
         Salaries and benefits                          7,741          7,460           7,636          6,877          6,434
         Intangible amortization                          330            325             324            228            228
         Other expense                                  6,388          6,264           6,408          5,546          5,811
      Total noninterest expense                        14,459         14,049          14,368         12,651         12,473
      Net income before taxes                           7,624          6,807           6,752          5,829          5,708
      Net income                                      $ 4,683        $ 4,338         $ 4,254        $ 3,613        $ 3,748
Share Data
      Basic earnings per share                         $ 0.60         $ 0.55          $ 0.55         $ 0.51         $ 0.53
      Diluted earnings per share                         0.58           0.54            0.53           0.50           0.52
      Book value per common share                     $ 16.33        $ 15.91         $ 15.86        $ 14.39        $ 14.02
      Shares outstanding                            7,834,124      7,846,001       7,852,110      7,080,470      7,060,965
      Weighted average shares                       7,846,747      7,850,374       7,796,383      7,070,701      7,046,246
      Weighted average diluted shares               8,148,446      8,094,964       8,021,229      7,250,178      7,211,705
Credit Quality
      Non-performing loans, net of
          government agency guarantees                $ 4,394        $ 6,072        $ 20,539       $ 20,610        $ 8,180
      Other real estate owned                             932          1,545           1,551          1,608            932
      Loans charged-off                                   859            551           2,063            280            870
      Loans recovered                                   $ 372          $ 406           $ 147           $ 46           $ 66
      Allowance for loan losses to total loans          1.40%          1.45%           1.58%          2.06%          2.09%
      Allowance for loan losses to NPLs                  313%           222%             66%            69%           176%
      Allowance for loan losses to NPAs                  259%           177%             61%            64%           158%
Selected Financial Ratios
      Return on average total assets                    1.29%          1.25%           1.27%          1.26%          1.35%
      Return on average equity                         14.71%         14.09%          13.88%         14.29%         15.35%
      Average yield on loans                            7.17%          7.41%           7.34%          7.64%          7.75%
      Average yield on earning assets                   6.41%          6.32%           6.18%          6.36%          6.53%
      Average rate on earning liabilities               1.26%          1.36%           1.45%          1.52%          1.65%
      Net interest margin (fully tax-equivalent)        5.41%          5.24%           5.02%          5.17%          5.25%
      Total risk based capital ratio                    11.6%          11.7%           10.4%          11.6%          12.0%
      Tier 1 Capital ratio                              10.4%          10.6%            9.1%          10.4%          10.7%



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

                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                      (Dollars in thousands, except per share data)
                                                                           Three months ended
                                                  -------------------------------------------------------------------------
                                                   December 31,  September 30,    June 30,      March 31,    December 31,
                                                       2003          2003           2003           2003          2002
                                                  -------------------------------------------------------------------------
Balance Sheet Data
      Cash and due from banks                           $ 80,603      $ 66,747       $ 65,051       $ 58,925      $ 67,170
      Fed funds sold                                         326         1,900          3,200         10,100         8,100
      Securities, available-for-sale                     316,436       350,941        354,040        354,007       338,024
      Loans
         Commercial loans                                142,252       152,477        147,746        117,329       125,982
         Consumer loans                                  319,029       297,186        237,704        210,633       201,858
         Real estate mortgage loans                      458,369       420,312        407,218        330,001       319,969
         Real estate construction loans                   61,591        60,066         59,622         35,810        39,713
      Total loans, gross                                 981,241       930,041        852,290        693,773       687,522
      Allowance for loan losses                          (13,773)      (13,460)       (13,455)       (14,293)      (14,377)
      Premises and equipment                              19,521        19,787         19,830         17,542        17,224
      Cash value of life insurance                        38,980        38,644         34,633         29,257        15,208
      Intangible assets                                   21,604        21,992         22,189          3,815         4,043
      Other assets                                        23,817        24,611         23,124         23,377        21,660
      Total assets                                     1,468,755     1,441,203      1,360,902      1,176,503     1,144,574
         Noninterest bearing demand deposits             298,462       267,148        260,861        226,373       232,499
         Interest bearing demand deposits                220,875       211,219        204,538        188,575       182,816
         Savings deposits                                441,461       426,340        393,198        324,584       297,926
         Time certificates                               276,025       291,145        315,008        293,120       291,996
      Total deposits                                   1,236,823     1,195,852      1,173,605      1,032,652     1,005,237
      Fed funds purchased & repurchase agreements         39,500        55,700         17,400              -             -
      Other liabilities                                   20,966        21,312         22,425         19,044        17,399
      Other borrowings                                    22,887        22,894         22,905         22,915        22,924
      Junior subordinated debt                            20,619        20,619              -              -             -
      Total liabilities                                1,340,795     1,316,377      1,236,335      1,074,611     1,045,560
      Total shareholders' equity                         127,960       124,826        124,567        101,892        99,014
      Accumulated other
         comprehensive income                              1,814         1,223          3,433          2,688         2,303
      Average loans                                      951,669       876,068        801,493        679,975       675,626
      Average interest earning assets                  1,285,905     1,226,453      1,194,618      1,048,286     1,013,175
      Average total assets                             1,447,137     1,384,672      1,339,107      1,149,759     1,112,660
      Average deposits                                 1,216,223     1,185,059      1,146,211      1,003,853       970,666
      Average total equity                             $ 127,374     $ 123,168      $ 122,567      $ 101,139      $ 97,684
